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                                                                 EXHIBIT 23.J(1)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of Causeway International Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
January 26, 2004